Exhibit 11.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form 1-A of our report dated December 2, 2024 relating to the audit of the consolidated financial statements as of December 31, 2023 and 2022, and for the periods then ended, and the reference to our firm under the caption “Experts” in the Registration Statement.

/s/ M&K CPA’s, PLLC

The Woodlands, TX

February 14, 2025